As filed with the Securities and Exchange Commission on April 29, 2002
Registration No. 333-

U. S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INTERWOVEN, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	77-0523543
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

803 11th Avenue
Sunnyvale, California 94089
(Address of Principal Executive Offices)

1999 Employee Stock Purchase Plan
(Full Title of the Plan)

David M. Allen
Senior Vice President and Chief Financial Officer
Interwoven, Inc.
803 11th Avenue
Sunnyvale, California 94089
(408) 774-2000
(Name, Address and Telephone Number of Agent for Service)

Copies to:

Horace L. Nash, Esq.
William L. Hughes, Esq.
Fenwick & West LLP
Two Palo Alto Square
Palo Alto, California 94306

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.001 par value	1,044,744(1)	$3.57(2)	$3,729,736.08(2)	$344(3)

(1)	Representing 1,044,744 additional shares available for grant under Registrant’s 1999 Employee Stock Purchase Plan.
(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933 and based upon the average of the high and low sales prices reported on the Nasdaq National Market on April 25, 2002. This amount is multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 1999 Employee Stock Purchase Plan.

(3)	Fee calculated pursuant to Section 6(b) of the Securities Act of 1933.

INTERWOVEN, INC.
REGISTRATION STATEMENT ON FORM S-8

EXPLANATORY NOTE

On January 24, 2001, the Registrant filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8 (Registration No. 333-54250) registering, among other securities, an aggregate of 1,021,711 shares of Common Stock, $0.001 par value per share, available for purchase under the Registrant’s 1999 Employee Stock Purchase Plan (the “Plan”). Pursuant to the Plan, on each January 1, the aggregate number of shares of the Registrant’s Common Stock reserved for issuance under the Plan shall be increased automatically by a number of shares equal to 1% of the total number of outstanding shares of the Registrant’s Common Stock on the immediately preceding December 31, provided that the aggregate number of shares reserved for issuance under the Employee Stock Purchase Plan may not exceed 12,000,000 shares. This Registration Statement covers the automatic increase in the shares reserved for issuance under Plan described above. On December 31, 2001, the number of outstanding shares of the Registrant’s Common Stock was 104,474,483 shares. Accordingly, this Registration Statement covers the increase of 1,044,744 shares of the Common Stock reserved for issuance under the Plan.

Pursuant to Instruction E to Form S-8 regarding the registration of additional securities of the same class under an employee benefit plan for which a registration filed on Form S-8 is effective, all items have been omitted herefrom other than the facing page; statements that the contents of earlier registration statements pertaining to the Plan are incorporated by reference; required opinions and consents; the signature page; and information required in this Registration Statement that was not in earlier registration statements.

PART II:    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

The following documents filed with the Securities and Exchange Commission (the ”Commission”) are incorporated herein by reference:

(a)  The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed with the Commission on March 25, 2002;

(b)  The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission under Section 12 of the Exchange Act of 1934, as amended (the “Exchange Act”) on September 20, 1999, including any amendment or report filed for the purpose of updating such description; and

(c)  The Registrant’s registration statement on Form S-8 dated January 24, 2001 (Registration No. 333-54250) and all consents and opinions with respect thereto.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

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Item 5.    Interests of Named Experts and Counsel

The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Registrant by Fenwick & West LLP of Palo Alto, California. Members of the firm of Fenwick & West LLP own an aggregate of approximately 2,500 shares of Common Stock of the Registrant.

Item 8.    Exhibits

5.01	Opinion of Fenwick & West LLP.

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01)

23.02	Consent of KPMG LLP, Independent Auditors.

24.01	Power of Attorney (see page 3).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on the 29th day of April, 2002.

INTERWOVEN, INC.

By:	/s/ DAVID M. ALLEN
David M. Allen Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Martin W. Brauns and David M. Allen, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
Principal Executive Officer:

/s/ MARTIN W. BRAUNS Martin W. Brauns	Chairman and Chief Executive Officer	April 29, 2002
Principal Financial Officer and Principal Accounting Officer:

/s/ DAVID M. ALLEN David M. Allen	Senior Vice President and Chief Financial Officer	April 29, 2002
Additional Directors:

/s/ RONALD E. F. CODD Ronald E. F. Codd	Director	April 29, 2002

/s/ KATHRYN C. GOULD Kathryn C. Gould	Director	April 29, 2002

/s/ MARK C. THOMPSON Mark C. Thompson	Director	April 29, 2002

/s/ JOHN VAN SICLEN John Van Siclen	President and Chief Operating Officer and a Director	April 29, 2002

/s/ ANTHONY ZINGALE Anthony Zingale	Director	April 29, 2002

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Exhibit Index

Exhibit Number	Exhibit Title

5.01	Opinion of Fenwick & West LLP.

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02	Consent of KPMG LLP, Independent Auditors.

24.01	Power of Attorney (see page 3).